UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000
___________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Board of Directors of First Community Bancshares, Inc. amended the First Community Bancshares, Inc. and Affiliates Executive Retention Plan (the “Plan”) to provide for certain changes in the determination of the normal retirement benefit. The retirement benefit provided to Group A Participants (those participants who entered into the Plan prior to January 1, 2009) was revised to provide that if a participant’s final average compensation was in excess of $175,000 at normal retirement age and such participant had completed thirty years or more of service, then the participant’s benefit would be equal to the greater of (i) 35% of the participant’s final average compensation (subject to a maximum benefit of $80,000) per calendar year, or (ii) $80,000 per calendar year. In order to receive these benefits, the participant must have incurred a separation from service. The amendment is to be effective as of January 1, 2013.

Amendment #2 to the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

10.1	Amendment #2 to the First Community Bancshares, Inc. and Affiliates Executive Retention Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	February 25, 2013	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer